SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 1, 2001
                                -----------------
                Date of report (Date of earliest event reported)

                    THE FIRST CONNECTICUT CAPITAL CORPORATION
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   CONNECTICUT
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

                    811-0969                  06-0759497
                    --------                  ----------
           (Commission File Number) (IRS Employer Identification No.)

                    1000 BRIDGEPORT AVENUE, SHELTON, CT 06484
                    ----------------------------------- -----
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 944-5400
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



INFORMATION INCLUDED IN THIS REPORT

Items 1 through 3, 4, 6, 8 and 9 Not Applicable.


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Item 5.       Other Events

Based on information obtained after the close of the Company's fiscal year ending March 31, 2001,the Company's auditors have recommended that the value of certain loan assets be adjusted to reflect the current status of the collateral for such loans and the effect such status may have on the fair market value of those assets. The auditors have further recommended that the Company's financial statements as set forth in its Form 10K for the fiscal period ending March 31, 2001 and its Forms 10Q issued thereafter be amended and restated to account for such adjustments. Management and the Board of Directors of the Company have authorized the Company's auditors to prepare such amended and restated financial statements which the Company will include in amendments to its most recent Form 10K and Forms 10Q filed subsequent thereto. Management believes this reinstatement will affect the net income and decrease the shareholders equity for the fiscal year ended March 31, 2001 by approximately $555,000.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

                  None.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 8, 2002          The First Connecticut Capital Corporation


                                 /S/ Lawrence R. Yurdin
                                 -----------------------------
                                 By:  Lawrence R. Yurdin
                                 Its: President

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